                                                       Registration No. 33-59385
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ___

                           WILMINGTON TRUST COMPANY
              (Exact name of trustee as specified in its charter)


        Delaware                                          51-0055023
(State of incorporation)                   (I.R.S. employer identification no.)

                              Rodney Square North
                           1100 North Market Street
                          Wilmington, Delaware  19890
                   (Address of principal executive offices)

                              Cynthia L. Corliss
                       Vice President and Trust Counsel
                           Wilmington Trust Company
                              Rodney Square North
                          Wilmington, Delaware  19890
                                (302) 651-8516
           (Name, address and telephone number of agent for service)


                         HOUSEHOLD INTERNATIONAL, INC.
                           HOUSEHOLD CAPITAL TRUST I

              (Exact name of obligor as specified in its charter)

        Delaware                                        36-3121988
        Delaware                                        Applied for
(State of incorporation)                   (I.R.S. employer identification no.)


            2700 Sanders Road
       Prospect Heights, Illinois                          60070
(Address of principal executive offices)                 (Zip Code)


            Trust Preferred Securities of Household Capital Trust I Guarantees of Trust Preferred Securities by Household International, Inc.

                      (Title of the indenture securities)
===============================================================================

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Deposit Insurance Co.  State Bank Commissioner
          Five Penn Center               Dover, Delaware
          Suite #2901
          Philadelphia, PA

      (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each affiliation:

          Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.   LIST OF EXHIBITS.

          List below all exhibits filed as part of this Statement of Eligibility and Qualification.

      A. Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers. Said Charter is incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarkets General Holdings Corporation.
      B. By-Laws of Wilmington Trust Company. Said By-Laws are incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarket Generals Holdings Corporation.
      C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
      D.  Copy of most recent Report of Condition of Wilmington Trust Company.

      Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 25th day of May, 1995.

                                     WILMINGTON TRUST COMPANY

[SEAL]

Attest:/s/ Donald G. MacKelcan       By: /s/ Emmett R. Harmon
       -----------------------          ---------------------
       Assistant Secretary              Name: Emmett R. Harmon
                                        Title:  Vice President

                                                      EXHIBIT C



                            SECTION 321(B) CONSENT


      Pursuant to Section 321(b) of the Trust Indenture Act of 1939, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities Exchange Commission upon requests therefor.



                                    WILMINGTON TRUST COMPANY


Dated: May 25, 1995                 By: /s/ Emmett R. Harmon
                                        -----------------------
                                        Name: Emmett R. Harmon
                                        Title: Vice President

                                  EXHIBIT "D"


                                    NOTICE


          This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.


R E P O R T  O F  C O N D I T I O N

Consolidating domestic subsidiaries of the

        WILMINGTON TRUST COMPANY            of  WILMINGTON
- ------------------------------------------      ----------
              Name of Bank                         City

in the State of DELAWARE, at the close of business on March 31, 1995.
                --------


ASSETS
                                                                           Thousands of dollars
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coins.................               224,132
     Interest-bearing balances...........................................                     0
Held-to-maturity securities..............................................               866,133
Available-for-sale securities............................................               242,355
Federal funds sold.......................................................                 5,000
Securities purchased under agreements to resell..........................               198,831
Loans and lease financing receivables:
     Loans and leases, net of unearned income............. 3,207,574
     LESS:  Allowance for loan and lease losses...............45,956
     LESS:  Allocated transfer risk reserve......................0
     Loans and leases, net of unearned income, allowance, and reserve....             3,161,618
Assets held in trading accounts..........................................                     0
Premises and fixed assets (including capitalized leases).................                69,039
Other real estate owned..................................................                14,430
Investments in unconsolidated subsidiaries and associated companies......                 2,481
Customers' liability to this bank on acceptances outstanding.............                     0
Intangible assets........................................................                 4,917
Other assets.............................................................                94,393
Total assets.............................................................             4,883,329


                                                          CONTINUED ON NEXT PAGE

LIABILITIES

Deposits:
In domestic offices.................................................................  3,075,750
     Noninterest-bearing....................595,708
     Interest-bearing.....................2,480,042
Federal funds purchased.............................................................    243,700
Securities sold under agreements to repurchase......................................    230,426
Demand notes issued to the U.S. Treasury............................................     27,650
Trading liabilities.................................................................          0
Other borrowed money:...............................................................    ///////
     With original maturity of one year or less.....................................    820,000
     With original maturity of more than one year...................................          0
Mortgage indebtedness and obligations under capitalized leases......................      1,887
Bank's liability on acceptances executed and outstanding............................          0
Subordinated notes and debentures...................................................          0
Other liabilities...................................................................     86,776
Total liabilities...................................................................  4,486,189
Limited-life preferred stock and related surplus....................................          0



EQUITY CAPITAL

Perpetual preferred stock and related surplus.......................................          0
Common Stock........................................................................        500
Surplus.............................................................................     62,118
Undivided profits and capital reserves..............................................    334,615
Net unrealized holding gains (losses) on available-for-sale securities..............        (93)
Total equity capital................................................................    397,140
Total liabilities, limited-life preferred stock, and equity capital.................  4,883,329


We, the undersigned directors, attest to                  I,    David R. Gibson
the correctness of this statement of                         ---------------------
resources and liabilities.  We declare                               Name
that it has been examined by us, and
to the best of our knowledge and belief                      Senior Vice President
has been prepared in conformance with                        ---------------------
the instructions and is true and correct.                           Title


/s/ Richard R. Collins    ]                               of the above-named bank
- ------------------------                                  do hereby declare that
                          ]                               this Report of Condition
/s/ Carolyn S. Burger     ] Directors                     is true and correct to
- ------------------------                                  the best of my knowledge
                          ]                               and belief.
/s/ Thomas P. Sweeney     ]
- ------------------------

                                                          /s/  David R. Gibson
                                                          ------------------------
                                                                 Signature


                                                                  04/27/95
                                                          ------------------------


                                       2